UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2006

Date of Report

Date of earliest event reported

INFOSPACE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 5, 2005, the Board of Directors of InfoSpace, Inc. adopted an amendment to the InfoSpace, Inc. 1996 Flexible Stock Incentive Plan (the “Plan”) to add the ability to issue restricted stock units (“RSUs”) under the Plan, as described in more detail below.

Since its adoption in 1996, the Plan has permitted InfoSpace to make grants of restricted stock. In the case of such an award, the entire number of shares subject to a restricted stock award would be issued at the time of grant. Such shares could be subject to vesting provisions based on time or other conditions specified by the Board of Directors or an authorized committee of the Board. InfoSpace would have the right to repurchase unvested shares subject to a restricted stock award if the grantee’s service to the Company terminated prior to full vesting of the award. Until repurchased, such unvested shares would be considered outstanding for dividend, voting and other purposes.

In contrast to restricted stock awards, the newly-permitted RSUs would represent an obligation of InfoSpace to issue unrestricted shares of common stock to the grantee only when and to the extent that the vesting criteria of the award are satisfied. As in the case of restricted stock awards, vesting criteria for RSUs can be based on time or other conditions specified by the Board of Directors or an authorized committee of the Board. However, until vesting occurs, the grantee is not entitled to any stockholder rights with respect to the unvested shares.

In addition to approving the amendment to the Plan, the Board approved a form of agreement pursuant to which RSUs could be granted. The Plan as amended and the form of Notice of Grant and Restricted Stock Unit Agreement are attached to this report as Exhibits 10.1 and 10.2, respectively.

The Board also approved the grant, to be effective December 20, 2006, of up to 1,500,000 RSUs under the Plan to InfoSpace employees, including 285,000 RSUs specifically granted to certain executive officers as described in Item 5.02 of this current report on Form 8-K. The RSUs are to be granted pursuant to the form of Notice of Grant and Restricted Stock Unit Agreement attached to this report as Exhibit 10.2, and, subject to the terms thereof, 50% will vest on December 20, 2007, and 50% will vest on December 20, 2008, subject to continued employment with InfoSpace through the vesting date. Assuming that all of the 1,500,000 RSUs are granted as of December 20, 2006, and assuming a price of $20.10 per share (the closing price of InfoSpace’s common stock on December 5, 2006, although the actual charge will be based on the closing price of InfoSpace’s common stock on December 20, 2006), a total of approximately $30,150,000 would be expected to be charged to the operating results of InfoSpace over the vesting period. The actual amount of expense will vary subject to a number of factors, including the actual number of RSUs granted, timing of the grant of the RSUs, the closing price of our common stock on such date, and forfeitures or other cancellations.

Item 5.02	DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 5, 2006, the Board of Directors of InfoSpace, Inc. approved grants, to be effective December 20, 2006, of RSUs under the Plan to certain executive officers as noted in the table below. The RSUs are to be granted pursuant to the form of Notice of Grant and Restricted Stock Unit Agreement attached to this report on Form 8-K as Exhibit 10.2, and, subject to the terms thereof, 50% will vest on December 20, 2007, and 50% will vest on December 20, 2008, subject to continued employment with InfoSpace through the vesting date.

Executive Officer	Number of RSUs
Steven L. Elfman, EVP, Technology and Operations and Managing Director Europe	100,000

Brain T. McManus, EVP, Sales and Business Development	100,000

Allen M. Hsieh, Chief Financial Officer	85,000

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS.

10.1	InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan

10.2	Form of InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2006

INFOSPACE, INC.

By:	/s/ Allen M. Hsieh
Allen M. Hsieh
Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description
10.1	InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan

10.2	Form of InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement